Exhibit 107

CALCULATION OF FILING FEE TABLES

S-8
(Form Type)

Knight-Swift Transportation Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.01 par value per share	Other(2)	251,358 shares	$56.44(2)	$14,186,645.52(2)	$110.20 per $1,000,000	$1,563.37
Total Offering Amounts					$14,186,645.52(2)		$1,563.37
Total Fee Offsets							—
Net Fee Due							$1,563.37

(1)
Represents shares of common stock, $0.01 par value per share (“Common Stock”) of Knight-Swift Transportation Holdings Inc. (the “Registrant”) issuable upon the exercise or settlement, as applicable, of equity awards issued pursuant the U.S. Xpress Enterprises, Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “USX Plan”), which awards were converted into a corresponding award in respect of Common Stock on July 1, 2023 pursuant to the Agreement and Plan of Merger, dated as of March 20, 2023, by and among the Registrant, U.S. Xpress Enterprises, Inc., and Liberty Merger Sub Inc., an indirect wholly owned subsidiary of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also be deemed to cover any additional shares of Common Stock which become issuable under the USX Plan to prevent dilution resulting from any stock splits, stock dividends, recapitalizations, or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on a price of $56.44 per share of the Common Stock, which is the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on July 20, 2023, a date within five business days prior to the filing of this registration statement.

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